Exhibit 99.1

NEWS RELEASE

For more information contact:

FEI Company

Fletcher Chamberlin

Investor Relations

(503) 726-7710

fletcher.chamberlin@fei.com

FEI Company Reports Second Quarter Financial Results

Record Revenue and Second-quarter Bookings

HILLSBORO, Ore., July 29, 2008 — FEI Company (NASDAQ: FEIC) reported revenue at record levels for the fifth time in the last six quarters, as continued growth in the company’s Research & Industry and Life Sciences markets offset a cyclical decline in its Electronics market. Operating and net income were affected by the company’s previously-announced restructuring program.

Net sales for the quarter ended June 29, 2008 of $154.0 million were up 2% compared to the first quarter of 2008 and up 4% compared to the second quarter of 2007. Bookings in the quarter totaled $140.4 million, compared with $150.5 million in the first quarter of 2008 and $136.2 million for the second quarter of 2007. Bookings in the latest quarter were the highest for a second quarter in the company’s history. The backlog at the end of the quarter was $296.0 million, of which over 90% is expected to ship in the next four quarters.

Operating income for the second quarter of 2008 was $4.9 million, compared with $8.8 million in the first quarter of 2008 and $15.0 million in last year’s second quarter. Restructuring expenses in the latest quarter reduced operating income by $2.3 million or $0.05 per diluted share. Net income for the second quarter of 2008 was $4.9 million, compared with $8.2 million in the first quarter of 2008 and $14.0 million in last year’s second quarter. Diluted earnings per share in the latest quarter were $0.12, compared with $0.20 in the first quarter of 2008 and $0.33 in the second quarter of 2007. The gross profit margin was 38.1% in the second quarter of 2008, compared with 39.1% in the first quarter of 2008.

“The strength of our market and geographic diversity was again demonstrated in the second quarter,” said Don Kania, president and CEO of FEI, “despite the negative impact of a weak dollar and a difficult semiconductor capital equipment market.

“We expect our second-half bookings to be above first-half levels,” continued Kania, “based on our flow of exciting new products, expanding global demand for nanotechnology tools, and technology spending from our semiconductor customers. In addition to continued growth in 2009, we expect the benefits of our restructuring program to grow as the year progresses, including a lower cost structure, better currency balance and more efficient factory utilization.”

Bookings and revenue comparisons for the company’s market segments and other data are included in the supplementary information attached to this release, along with detailed statements of operations and balance sheets.

Guidance for Q3 2008 and Outlook for Q4 2008

FEI currently expects net sales for the seasonally slow third quarter of 2008 to be in the range of $144 million to $150 million. Bookings are expected to be above $150 million, and GAAP earnings per share are expected to be in the range of $0.04 to $0.09, assuming a 30% tax rate and restructuring charges estimated at $0.04. Earnings are expected to be negatively impacted compared with the second quarter due to the strong euro relative to the U.S. dollar, lower interest income on invested cash balances, and a higher tax rate due to restructuring costs.

On June 16, 2008, the company used existing cash balances to repay $148.9 million of zero-coupon convertible bonds. The convertible debt repayment reduced the weighted average total of outstanding shares used to calculate diluted earnings per share to 41.5 million shares in the second quarter and will reduce the total further to approximately 37.2 million shares in the third quarter.

The preliminary outlook for the fourth quarter is for increased revenue, gross margins and net income compared with the third quarter guidance.

Investor Conference Call — 2:00 p.m. PDT Tuesday, July 29, 2008

Parties interested in listening to FEI’s quarterly conference call may do so by dialing 1-800-257-1836 (domestic, toll-free) or 1-303-262-2053 (international) and asking for the FEI Second Quarter Earnings call. The call can also be accessed via the web by going to FEI’s Investor Relations page at www.fei.com, where the webcast will also be archived. A telephone replay of the call will also be accessible for one month by dialing 1-800-405-2236 (US) or 1-303-590-3000 (international) and entering the access code 11117189#.

About FEI

FEI (Nasdaq: FEIC) is a global leader in providing innovative instruments for nanoscale imaging, analysis and prototyping. FEI focuses on delivering solutions that provide groundbreaking results and accelerate research, development and manufacturing cycles for its customers in semiconductor and data storage, academic and industrial R&D and life sciences markets. With R&D centers in North America and Europe, and sales and service operations in more than 50 countries around the world, FEI’s Tools for Nanotech™ are bringing the nanoscale within the grasp of leading researchers and manufacturers. More information can be found online at: www.fei.com.

Safe Harbor Statement

This news release contains forward-looking statements that include our guidance for the third and fourth quarters of 2008; demand in our markets; the expected shipment of our backlog; expectations for future bookings; the impact of a weak dollar and our efforts to mitigate that impact; the timing, scope and impact of the planned restructuring, the impact of new products and the reduction in shares used to calculate diluted earnings per share. Factors that could affect these forward-looking statements include, but are not limited to, the strength of the Research and Industry, Electronics and Life Sciences segments; cyclical changes in the data storage and semiconductor industries, which are the major components of the Electronics market; fluctuations in foreign exchange, interest and tax rates; our continued ability to maintain deferral accounting of hedge transactions; valuation of the auction rate securities we hold and classification of them on the balance sheet; inability to produce a higher volume of products with existing personnel or facilities; reduced profitability due to failure to achieve or sustain margin improvement in service or product manufacturing; the relative mix of higher-margin and lower-margin products; failure to achieve expected benefits of restructuring plans; changes in restructuring plans; risks associated with shipping a high percentage of the company’s quarterly revenue in the last month of the quarter; difficulty in obtaining parts from suppliers; inability to achieve cost reductions in manufacturing or other areas; lower than expected customer orders; cancellation of customer orders; customer requests to defer planned shipments; failure of customers to adopt new technologies; increased competition and new product offerings from competitors; lower average sales prices and reduced margins on some product sales due to increased competition; failure of the company’s products and technology to find acceptance with customers; delays in shipping products for technical performance, component supply or other reasons; unfavorable business conditions and lack of growth in the general economy, both domestic and foreign; potential additional restructurings and reorganizations not presently anticipated; reduced sales due to geopolitical risks; changes in trade policies and tariff regulations; changes in the regulatory environment in the nations where we do business; inability to overcome technological barriers; additional selling, general and administrative or research and development expenses; additional costs related to future merger and acquisition activity; and failure of the company to achieve anticipated benefits of acquisitions and collaborations, including failure to achieve financial goals and integrate future acquisitions successfully. Please also refer to our Form 10-K, Forms 10-Q,

Forms 8-K and other filings with the U.S. Securities and Exchange Commission for additional information on these factors and other factors that could cause actual results to differ materially from the forward-looking statements. FEI assumes no duty to update forward-looking statements.

FEI Company and Subsidiaries

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 29, 2008	March 30, 2008	December 31, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$84,467	$215,343	$280,593
Short-term investments in marketable securities	44,837	48,746	152,041
Short-term restricted cash	19,395	22,679	20,984
Receivables	172,998	184,109	157,120
Inventories	157,763	156,036	138,762
Deferred tax assets	3,524	5,242	4,788
Other current assets	41,171	38,842	36,273

Total current assets	524,155	670,997	790,561
Non-current investments in marketable securities	118,857	127,597	12,758
Long-term restricted cash	23,206	22,463	24,621
Non-current inventories	44,386	43,616	42,168
Property plant and equipment, net	76,173	74,945	74,700
Purchased technology, net	2,034	2,497	2,862
Goodwill	40,839	40,838	40,864
Deferred tax assets	3,359	3,314	2,641
Other assets, net	19,148	17,770	16,834

TOTAL	$852,157	$1,004,037	$1,008,009

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$36,041	$41,060	$31,156
Accrued payroll liabilities	18,819	20,721	26,115
Accrued warranty reserves	7,159	6,888	6,585
Accrued agent commissions	9,344	10,207	9,119
Deferred revenue	53,567	61,558	60,681
Income taxes payable	6,945	4,973	3,106
Accrued restructuring, reorganization and relocation	2,149	517	580
Current portion of convertible debt	1,093	150,000	195,882
Other current liabilities	27,201	32,538	29,266

Total current liabilities	162,318	328,462	362,490
Convertible debt	115,000	115,000	115,000
Deferred tax liabilities	5,161	5,270	4,479
Other liabilities	48,216	43,255	38,646
SHAREHOLDERS’ EQUITY:
Preferred stock - 500 shares authorized; none issued and outstanding	—	—	—
Common stock - 70,000 shares authorized; 36,638, 36,464, and 36,405, shares issued and outstanding at June 29, 2008, March 30, 2008 and December 31, 2007	401,881	397,486	395,904
Retained earnings	39,403	34,552	26,398
Accumulated other comprehensive income	80,178	80,012	65,092

Total shareholders’ equity	521,462	512,050	487,394

TOTAL	$852,157	$1,004,037	$1,008,009

FEI Company and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Thirteen Weeks Ended			Twenty-Six Weeks Ended
	June 29, 2008	March 30, 2008	July 1, 2007	June 29, 2008	July 1, 2007
NET SALES:
Products	$119,758	$117,214	$117,156	$236,972	$233,585
Service and components	34,281	34,432	31,399	68,713	62,929

Total net sales	154,039	151,646	148,555	305,685	296,514

COST OF SALES:
Products	70,384	66,983	63,140	137,367	125,303
Service and components	25,035	25,438	23,658	50,473	45,711

Total cost of sales	95,419	92,421	86,798	187,840	171,014

Gross profit	58,620	59,225	61,757	117,845	125,500

OPERATING EXPENSES:
Research and development	18,496	17,807	15,978	36,303	31,469
Selling, general and administrative	32,460	32,159	30,172	64,619	59,746
Amortization of purchased technology	459	453	443	912	883
Restructuring, reorganization and relocation	2,271	—	168	2,271	(404)

Total operating expenses	53,686	50,419	46,761	104,105	91,694

OPERATING INCOME	4,934	8,806	14,996	13,740	33,806

OTHER INCOME (EXPENSE):
Interest income	4,118	4,999	5,684	9,117	9,972
Interest expense	(2,250)	(2,231)	(2,097)	(4,481)	(4,073)
Gain on investment disposals and impairment, net	—	—	497	—	656
Other expense, net	(373)	(867)	(954)	(1,240)	(2,228)

Total other income (expense), net	1,495	1,901	3,130	3,396	4,327

INCOME FROM CONTINUING OPERATIONS BEFORE TAXES	6,429	10,707	18,126	17,136	38,133
INCOME TAX EXPENSE	1,578	2,553	4,095	4,131	9,172

INCOME FROM CONTINUING OPERATIONS	4,851	8,154	14,031	13,005	28,961
DISCONTINUED OPERATIONS:
Gain (loss) from discontinued operations	—	—	—	—	—
Gain on disposal, net of income taxes	—	—	—	—	127

INCOME FROM DISCONTINUED OPERATIONS	—	—	—	—	127

NET INCOME	$4,851	$8,154	$14,031	$13,005	$29,088

BASIC NET INCOME PER SHARE DATA:
From continuing operations	$0.13	$0.22	$0.39	$0.36	$0.82

From discontinued operations	$0.00	$0.00	$0.00	$0.00	$0.01

DILUTED NET INCOME PER SHARE DATA:
From continuing operations	$0.12	$0.20	$0.33	$0.32	$0.68

From discontinued operations	$0.00	$0.00	$0.00	$0.00	$0.01

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	36,499	36,435	35,742	36,467	35,149

Diluted	41,509	42,370	46,471	41,940	45,889

FEI Company and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Thirteen Weeks Ended (1)			Twenty-Six Weeks Ended
	June 29, 2008	March 30, 2008	July 1, 2007	June 29, 2008	July 1, 2007
NET SALES:
Products	77.7%	77.3%	78.9%	77.5%	78.8%
Service	22.3%	22.7%	21.1%	22.5%	21.2%

Total net sales	100.0%	100.0%	100.0%	100.0%	100.0%

COST OF SALES:
Products	45.7%	44.2%	42.5%	44.9%	42.3%
Service	16.3%	16.8%	15.9%	16.5%	15.4%

Total cost of sales	61.9%	60.9%	41.6%	61.4%	57.7%

Gross profit	38.1%	39.1%	41.6%	38.6%	42.3%

OPERATING EXPENSES:
Research and development	12.0%	11.7%	10.8%	11.9%	10.6%
Selling, general and administrative	21.1%	21.2%	20.3%	21.1%	20.1%
Amortization of purchased technology	0.3%	0.3%	0.3%	0.3%	0.3%
Restructuring, reorganization and relocation	1.5%	0.0%	0.1%	0.7%	-0.1%

Total operating expenses	34.9%	33.2%	31.5%	34.1%	30.9%

OPERATING INCOME	3.2%	5.8%	10.1%	4.5%	11.4%

OTHER INCOME (EXPENSE):
Interest income	2.7%	3.3%	3.8%	3.0%	3.4%
Interest expense	-1.5%	-1.5%	-1.4%	-1.5%	-1.4%
Gain on investment disposals and impairment, net	0.0%	0.0%	0.3%	0.0%	0.2%
Other expense, net	-0.2%	-0.6%	-0.6%	-0.4%	-0.8%

Total other income (expense), net	1.0%	1.3%	2.1%	1.1%	1.5%

INCOME FROM CONTINUING OPERATIONS BEFORE TAXES	4.2%	7.1%	12.2%	5.6%	12.9%

INCOME TAX EXPENSE	1.0%	1.7%	2.8%	1.4%	3.1%

INCOME FROM CONTINUING OPERATIONS	3.1%	5.4%	9.4%	4.3%	9.8%

DISCONTINUED OPERATIONS:
Gain (loss) from discontinued operations	0.0%	0.0%	0.0%	0.0%	0.0%
Gain on disposal, net of income taxes	0.0%	0.0%	0.0%	0.0%	0.0%

INCOME FROM DISCONTINUED OPERATIONS	0.0%	0.0%	0.0%	0.0%	0.0%

NET INCOME	3.1%	5.4%	9.4%	4.3%	9.8%

(1)	Percentages may not add due to rounding.

FEI COMPANY

Supplemental Data Table 1

($ in millions, except per share amounts)

(Unaudited)

	Q2 Ended 6/29/2008	Q1 Ended 3/30/2008	Q2 Ended 7/1/2007
Income Statement Highlights
Consolidated sales	$154.0	$151.6	$148.6
Gross margin	38.1%	39.1%	41.6%
R&D spending	$18.5	$17.8	$16.0
R&D (% of sales)	12.0%	11.7%	10.8%
SG&A	$32.5	$32.2	$30.2
SG&A (% of sales)	21.1%	21.2%	20.3%
Stock compensation expense - COGS	$0.2	$0.3	$0.2
Stock compensation expense - R&D	$0.2	$0.2	$0.2
Stock compensation expense - SG&A	$1.4	$1.5	$1.7
Net income from continuing operations	$4.9	$8.2	$14.0
Net income from discontinued operations	$0.0	$0.0	$0.0
Net income	$4.9	$8.2	$14.0
Diluted earnings per share from continuing operations	$0.12	$0.20	$0.33
Diluted earnings per share from discontinued operations	$0.00	$0.00	$0.00
Interest income add back included in the calculation of diluted EPS	$0.2	$0.2	$1.2
Sales by Market Segment
Electronics	$37.7	$46.5	$61.1
Research & Industry	$62.5	$61.1	$45.9
Life Sciences	$19.5	$9.6	$10.2
Service and Components	$34.3	$34.4	$31.4
Sales by Geography
North America	$54.2	$44.1	$59.1
Europe	$62.3	$60.8	$52.7
Asia-Pacific	$37.5	$46.7	$36.8
Bookings
Total	$140.4	$150.5	$136.2
Book-to-bill ratio	0.91	0.99	0.92
Backlog - total	$296.0	$309.6	$298.2
Backlog - Service and Components	$64.8	$65.1	$57.5
Bookings by Market Segment
Electronics	$27.6	$50.0	$45.1
Research & Industry	$57.1	$39.2	$40.8
Life Sciences	$21.7	$16.5	$18.0
Service and Components	$34.0	$44.8	$32.3
Balance Sheet Highlights
Cash, equivalents, investments, restricted cash	$290.8	$436.8	$445.5
Operating cash generated (used)	($0.3)	($2.2)	$4.1
Accounts receivable	$173.0	$184.1	$169.5
Days sales outstanding (DSO)	102	111	104
Inventory turnover	2.4	2.5	3.0
Inventories	$157.8	$156.0	$123.8
Property, plant and equipment	$76.2	$74.9	$62.5
Fixed asset investment (during quarter)	$2.3	$5.3	$3.1
Depreciation expense	$4.3	$4.1	$3.3
Current liabilities	$162.3	$328.5	$179.6
Working capital	$361.8	$342.5	$581.2
Shareholders’ equity	$521.5	$512.1	$427.3
Headcount (permanent and temporary)	1,804	1,857	1,773